[EXHIBIT 1]

                                                Control No. K508218

                         STATE OF GEORGIA
                        Secretary of State
                       Corporations Division
                          315 West Tower
                   #2 Martin Luther King, Jr., Dr.
                     Atlanta, Georgia 30334-1530



                           Certified Copy

I, Cathy Cox, Secretary of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of


                  WOODSTOCK FINANCIAL GROUP, INC.

                    Domestic Profit Corporation

Said entity was formed in the jurisdiction set forth above and has filed in the Office of the Secretary of State on the 7th day of March, 1995 its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia. This Certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.


[SEAL - STATE OF GEORGIA]    WITNESS my hand and official seal of
                             the City of Atlanta and the State of
                             Georgia on 20th day of September, 2006


                                           /s/Cathy Cox


                                                    Cathy Cox
                                           Secretary of State


Certification Number:  301037-5    Reference:
Verify this certificate online at
http://corp.sos.state.ga.us/corp/soskb/verify.asp

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                                                Control No. K508218

                         STATE OF GEORGIA
                        Secretary of State
                       Corporations Division
                          315 West Tower
                   #2 Martin Luther King, Jr., Dr.
                     Atlanta, Georgia 30334-1530


                           CERTIFICATE
                               OF
                            AMENDMENT

                           NAME CHANGE

I, Cathy Cox, the Secretary of the State and the Corporations
Commissioner of the State of Georgia, hereby certify under the seal of my office that

                   RAIKE FINANCIAL GROUP, INC.
                  a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State changing its name to

                  WOODSTOCK FINANCIAL GROUP, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/certificate of amendment.




[SEAL - STATE OF GEORGIA]    WITNESS my hand and official seal of
                             the City of Atlanta and the State of
                             Georgia on September 12, 2006


                                           /s/Cathy Cox


                                                    Cathy Cox
                                           Secretary of State


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                                          Control No. K508218
                                    Date Filed: 09/12/2006 12:00 AM
                                                 Cathy Cox
                                             Secretary of State


                        ARTICLES OF AMENDMENT
                                 OF
                      RAIKE FINANCIAL GROUP, INC.


   Pursuant to O.C.G.A. Code Sec. 14-2-1006 of the Georgia Business Corporation Code, Raike Financial Corporation, Inc., a Georgia corporation, hereby submits the following Articles of Amendment:

                                  1.

   The name of the corporation is Raike Financial Group, Inc. (the "Corporation") and the charter name of the Corporation is 9508218.

                                  2.

   Article I of the Articles of Incorporation is hereby amended
(the "Amendment") to read as follows:

   The name of the Corporation is:  Woodstock Financial Group, Inc.

                                  3.

   The foregoing Amendment was duly adopted by the Board of Directors on the 8th day of September, 2006.

                                  4.

   The effective date of such name change shall be October 1, 2006.

                                  5.

   The foregoing Amendment was duly adopted without shareholder approval. Shareholder approval was not required pursuant to O.C.G.A. Sec. 14-2-1006.1 (b) of the Georgia Business Code.

   IN WITNESS WHEREOF, Raike Financial Group, Inc. has caused these Articles of Amendment to be executed by its duly authorized officer on the 8th day of September, 2006.

                   [2006 SEP 12  AM 11:12
                     SECRETARY OF STATE
                   CORPORATIONS DIVISION]
                                      RAIKE FINANCIAL GROUP, INC.



                                      By: /s/Douglas H. Flint
                                         -----------------------------
                                         Douglas H. Flint
                                         General Counsel and
                                         Registered Agent

   State of Georgia
Name Change 1 Page(s)
     [Bar Code]
     T0626203529

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